EXHIBIT 99.1

FOOTNOTES:

Notes to Footnote 1

Represents shares of Common Stock issuable upon conversion of preferred stock in connection with the closing of the issuer's initial public offering to the following funds: 530,054 shares held by Atlas Venture Fund III, L.P., 11,522 shares held by Atlas Venture Entrepreneurs' Fund III, L.P., 1,444,948 shares held by Atlas Venture Fund V, L.P., 358,970 shares held by Atlas Venture Parallel Fund V-A, C.V. and 24,049 held by Atlas Venture Entrepreneurs' Fund V, L.P.

Notes to Footnote 2

Dr. Formela is a director Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., which is the general partner of Atlas Venture Fund V, L.P., Atlas Venture Parallel Fund V-A, C.V. and Atlas Venture Entrepreneurs' Fund V, L.P. In addition, Dr. Formela is a director Atlas Venture Associates III, Inc., the general partner of Atlas Venture Associates III, L.P., which is the general partner of Atlas Venture Fund III, L.P. and Atlas Venture Entrepreneurs' Fund III, L.P. In such capacities, he may be deemed to share voting and investment power with respect to the following shares of Common
Stock: 672,804 shares held by Atlas Venture Fund III, L.P.; 14,625 shares held by Atlas Venture Entrepreneurs' Fund III, L.P.; 1,502,723 shares held by Atlas Venture Fund V, L.P.; 373,324 shares held by Atlas Venture Parallel Fund V-A, C.V. and 25,011 shares held by Atlas Venture Entrepreneurs' Fund V, L.P. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

Notes to Footnote 3

Dr. Formela is a director Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., which is the general partner of Atlas Venture Fund V, L.P., Atlas Venture Parallel Fund V-A, C.V. and Atlas Venture Entrepreneurs' Fund V, L.P. In addition, Dr. Formela is a director Atlas Venture Associates III, Inc., the general partner of Atlas Venture Associates III, L.P., which is the general partner of Atlas Venture Fund III, L.P. and Atlas Venture Entrepreneurs' Fund III, L.P. The following table sets forth the number of shares of Series B Convertible Preferred that Dr. Formela may be deemed to share voting and investment power over and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series B Convertible Preferred Stock converted into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

                                                                    Shares of
                                                    Shares of     Common Stock
                                                    Series B      Issuable Upon
                                                   Convertible    Conversion of
                                                    Preferred      the Series B
                                                   Stock held      Convertible
HOLDER                                              by Holder    Preferred Stock

Atlas Venture Fund III, L.P.                         164,268         120,112

Atlas Venture Entrepreneurs' Fund III, L.P.            3,572           2,611

Notes to Footnote 5

Dr. Formela is a director Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., which is the general partner of Atlas Venture Fund V, L.P., Atlas Venture Parallel Fund V-A, C.V. and Atlas Venture Entrepreneurs' Fund V, L.P. In addition, Dr. Formela is a director Atlas Venture Associates III, Inc., the general partner of Atlas Venture Associates III, L.P., which is the general partner of Atlas Venture Fund III, L.P. and Atlas Venture Entrepreneurs' Fund III, L.P. The following table sets forth the number of shares of Series C Convertible Preferred that Dr. Formela may be deemed to share voting and investment power over and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series C Convertible Preferred Stock converted into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

                                                                   Shares of
                                                  Shares of      Common Stock
                                                   Series C      Issuable Upon
                                                 Convertible     Conversion of
                                                  Preferred      the Series C
                                                 Stock held       Convertible
HOLDER                                            by Holder     Preferred Stock

Atlas Venture Fund III, L.P.                       104,920           76,717

Atlas Venture Entrepreneurs' Fund III, L.P.          2,281            1,667

Notes to Footnote 6

Dr. Formela is a director Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., which is the general partner of Atlas Venture Fund V, L.P., Atlas Venture Parallel Fund V-A, C.V. and Atlas Venture Entrepreneurs' Fund V, L.P. In addition, Dr. Formela is a director Atlas Venture Associates III, Inc., the general partner of Atlas Venture Associates III, L.P., which is the general partner of Atlas Venture Fund III, L.P. and Atlas Venture Entrepreneurs' Fund III, L.P. The following table sets forth the number of shares of Series D Convertible Preferred that Dr. Formela may be deemed to share voting and investment power over and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series D Convertible Preferred Stock converted into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

                                                                 Shares of
                                                 Shares of     Common Stock
                                                 Series D      Issuable Upon
                                                Convertible    Conversion of
                                                 Preferred      the Series D
                                                Stock held     Convertible
HOLDER                                           by Holder    Preferred Stock

Atlas Venture Fund III, L.P.                        72,536         53,038

Atlas Venture Entrepreneurs' Fund III, L.P.          1,577          1,153

Atlas Venture Fund V, L.P.                       1,133,073        828,502

Atlas Venture Entrepreneurs" Fund V, L.P.           18,860         13,790

Atlas Venture Parallel Fund V-A, C.V.              281,492        205,826

Notes to Footnote 7

Dr. Formela is a director Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., which is the general partner of Atlas Venture Fund V, L.P., Atlas Venture Parallel Fund V-A, C.V. and Atlas Venture Entrepreneurs' Fund V, L.P. In addition, Dr. Formela is a director Atlas Venture Associates III, Inc., the general partner of Atlas Venture Associates III, L.P., which is the general partner of Atlas Venture Fund III, L.P. and Atlas Venture Entrepreneurs' Fund III, L.P. The following table sets forth the number of shares of Series E Convertible Preferred that Dr. Formela may be deemed to share voting and investment power over and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series E Convertible Preferred Stock converted into approximately 0.73 shares of common stock upon the closing of the issuer's initial public offering. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

                                                                   Shares of
                                                 Shares of        Common Stock
                                                 Series E         Issuable Upon
                                                Convertible       Conversion of
                                                 Preferred        the Series E
                                                Stock held         Convertible
HOLDER                                           by Holder       Preferred Stock

Atlas Venture Fund III, L.P.                      192,783            140,962

Atlas Venture Entrepreneurs' Fund III, L.P.         4,192              3,065

Atlas Venture Fund V, L.P.                        424,146            310,135

Atlas Venture Entrepreneurs" Fund V, L.P.           7,060              5,162

Atlas Venture Parallel Fund V-A, C.V.             105,372             77,048

Notes to Footnote 8

Dr. Formela is a director Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., which is the general partner of Atlas Venture Fund V, L.P., Atlas Venture Parallel Fund V-A, C.V. and Atlas Venture Entrepreneurs' Fund V, L.P. In addition, Dr. Formela is a director Atlas Venture Associates III, Inc., the general partner of Atlas Venture Associates III, L.P., which is the general partner of Atlas Venture Fund III, L.P. and Atlas Venture Entrepreneurs' Fund III, L.P. The following table sets forth the number of shares of Series F Convertible Preferred that Dr. Formela may be deemed to share voting and investment power over and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series F Convertible Preferred Stock converted into approximately 0.89 shares of common stock upon the closing of the issuer's initial public offering. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.


                                                                  Number of
                                                                  Shares of
                                                  Shares of      Common Stock
                                                   Series F      Issuable Upon
                                                 Convertible     Conversion of
                                                  Preferred      the Series F
                                                  Stock held      Convertible
HOLDER                                            by Holder     Preferred Stock

Atlas Venture Fund III, L.P.                        118,490         105,614

Atlas Venture Entrepreneurs' Fund III, L.P.           2,576           2,296

Atlas Venture Fund V, L.P.                          260,692         232,363

Atlas Venture Entrepreneurs" Fund V, L.P.             4,339           3,867

Atlas Venture Parallel Fund V-A, C.V.                64,764          57,726

Notes to Footnote 9

Dr. Formela is a director Atlas Venture Associates V, Inc., the general partner of Atlas Venture Associates V, L.P., which is the general partner of Atlas Venture Fund V, L.P., Atlas Venture Parallel Fund V-A, C.V. and Atlas Venture Entrepreneurs' Fund V, L.P. In addition, Dr. Formela is a director Atlas Venture Associates III, Inc., the general partner of Atlas Venture Associates III, L.P., which is the general partner of Atlas Venture Fund III, L.P. and Atlas Venture Entrepreneurs' Fund III, L.P. The following table sets forth the number of shares of Series F-1 Convertible Preferred that Dr. Formela may be deemed to share voting and investment power over and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-1.3676 reverse stock split, which became effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering became effective, pursuant to which each share of Series F-1 Convertible Preferred Stock converted into approximately 0.89 shares of common stock upon the closing of the issuer's initial public offering. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.


                                                                   Number of
                                                                  Shares of
                                                   Shares of     Common Stock
                                                  Series F-1    Issuable Upon
                                                  Convertible   Conversion of
                                                   Preferred    the Series F-1
                                                   Stock held     Convertible
HOLDER                                             by Holder    Preferred Stock

Atlas Venture Fund III, L.P.                         37,709          33,611

Atlas Venture Entrepreneurs' Fund III, L.P.             820             730

Atlas Venture Fund V, L.P.                           82,964          73,948

Atlas Venture Entrepreneurs" Fund V, L.P.             1,381           1,230

Atlas Venture Parallel Fund V-A, C.V.                20,610          18,370